Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-258660 and 333-267272) and on Form S-8 (Nos. 333-262620 and 333-264578) of our report dated March 29, 2023, relating to the consolidated financial statements of IceCure Medical Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.,
Certified Public Accountants
A firm in the Deloitte Global Network

Tel Aviv, Israel

March 29, 2023